UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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Perspecta Inc.
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On April 29, 2021, Perspecta Inc. sent the following email to its employees:

Peraton leadership announcement from Stu Shea

Below is an announcement that was issued today by Stu Shea, chairman, president and CEO of Peraton. This announcement outlines the future leadership team for Peraton after the acquisition of Perspecta closes in the coming weeks.

Please note that current Perspecta leaders and reporting structures will remain in place until the transaction closes which is expected to be later this quarter. Until then, we will continue to operate as an independent company, focused on executing and delivering on our own unique strategic objectives.

Colleagues and future colleagues,

As we approach the close of Peraton’s acquisition of Perspecta, we have made a tremendous amount of progress laying the groundwork for a successful integration and the debut of what will be the world’s leading mission capability and enterprise IT integrator. To be prepared for the many opportunities that are ahead, it is critical we establish an organizational structure that aligns with our strategy and is supported by a world class leadership team. To that end, our future organization will be reflective of markets, technologies and customers that are at the forefront of the new nexus of national security at which Peraton will uniquely operate.

Across our Peraton, heritage Northrop Grumman and now Perspecta teams, I have personally observed the deep customer mission understanding, business acumen and the shared commitment to values demonstrated by each of the senior leaders. From this group we were able to assemble a blended, best in class executive leadership team.

For each leader and organizational decision, we evaluated a number of dimensions:

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Our Peraton leadership must have the ability to outpace the market in all facets through a focus on growth, customer relationships, business acumen, operational excellence, and taking care of our employees.

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The design of our business sectors must have the scale and the agility to compete as self-supported sectors (with a strong customer focus) but must also easily unify with other sectors and their offerings to compete as an enterprise.

•	Organizational design must optimize the allocation of talent and investments to propel growth synergies by driving more investments to the point of delivery.

•	The core focus of our sectors must be designed to maintain and enhance our customer intimacy/relationship to truly understand their mission and how our solutions must be developed.

•	Our corporate structure must align with and promote our strategy to become the leading mission capability integrator and enterprise IT provider.

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Our organizational design and leadership selections must truly embrace diversity of background, experiences, and perspectives by integrating and leveraging all three heritage companies in both structure and leadership selections.

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To achieve important synergies of any acquisition, we must be open to harmonizing the antecedent capabilities and offerings of each company and unifying our approaches to attack the market as a single company.

•	We must never confuse loyalty and respect for the former team that got us here individually with the need to look honestly at how we can best build a new team for the future.

•	Following our mantra that team success breeds personal success--not the other way around--some programs and people were moved to new sectors to create the best company.

•	We must always pick leaders who demonstrate trust, self-awareness, bias for action, and enterprise thinking, and who commit fully to always adhere to the core values of Peraton.

While we will continue to operate as two separate companies until the transaction closes in a few weeks, I’d like to provide you with an early glimpse of our structure post-close, as well as key members of the corporate executive leadership team.

When the acquisition of Perspecta closes, we will structure the new Peraton around nine business organizations:

•	Space & Intelligence sector, led by Dr. Roger Mason, currently president, Peraton’s Space & Intelligence sector.

•	Cyber Mission sector, led by Tom Afferton, currently president, Peraton’s Cyber Mission sector and former vice president, Defense & Security Business Unit, Northrop Grumman.

•	Defense Solutions sector, led by Jeff Bohling, currently senior vice president and general manager, Perspecta’s Defense group.

•	Citizen Security & Public Services sector, led by Rocky Thurston, currently senior vice president and general manager, Perspecta’s Civilian, State & Local group.

•	Global Health & Financial Solutions sector, led by Tarik Reyes, currently president, Peraton’s Civil & Health sector, and former vice president, Civil and Health Business Unit, Northrop Grumman.

•	Peraton Labs, led by Dr. Petros Mouchtaris, currently president and general manager, Perspecta Labs.

•	SRI, led by Jeremy Fremin, currently president, SRI.

•	Navy & Marine Corps business group, led by VADM Ted Branch (ret.), currently senior vice president and general manager, Perspecta’s Navy & Marine Corps business group.

•	System Engineering sector, led by Damian DiPippa, currently senior vice president and general manager, Perspecta’s Intelligence group.

Shortly after close we will be able to provide more information to you regarding the subordinate business units, programs, and functional support within each of these organizations.

I’m also pleased to announce the appointment, effective at close, of the following leaders who will be responsible for critical corporate functional organizations:

•	Jeremy Wensinger, EVP, Chief Operating Officer,

•	John Kavanaugh, EVP, Chief Financial Officer,

•	Mike King, EVP, Chief Growth Officer,

•	Jim Winner, EVP, Chief Legal Officer and General Counsel,

•	Barry Barlow, SVP, Chief Information Officer (acting),

•	Bill Luebke, SVP, Chief Accounting Officer & Controller,

•	Phil Eck, VP, Deputy Controller,

•	Matt McQueen, SVP, Chief Engagement and Communications Officer,

•	Szu Yang, SVP, Chief Contracts Officer,

•	Mike Londregan, SVP, Chief Security Officer,

•	Chris Valentino, SVP, Chief Strategy Officer,

•	Henry Miller, SVP, Treasurer,

•	Darin Cabral, SVP, Sector/Business Finance,

•	Scott Carruthers, VP, Internal Audit,

•	Laila Salguero, VP, Chief Human Resources Officer (acting) and Chief Diversity, Equity and Inclusion Officer

•	Jim Schifalaqua, VP, Chief Information Security Officer (CISO).

Other key functional leader appointments will be addressed in future communications.

Our integration management office and joint integration team, comprised of senior members of Peraton and Perspecta, continues to make tremendous progress in the planning around critical systems, facilities and business processes that will be imperative to our business readiness post-close. Clearly there will be changes to how each of us will need to operate within the new Peraton, so as decisions are made, you will receive more details.

I am extremely excited about the future of Peraton and the opportunities that this new, combined company will present for our customers, our employees, and our partners as together we do the can’t be done. I look forward to officially welcoming our new colleagues from Perspecta after close. In the meantime, thank you for your continued commitment to our customers and to each other.

Sincerely,

Stu Shea

Chairman, President and CEO

Important information for investors and stockholders

This communication is being made in respect of the proposed transaction involving Perspecta Inc. (the “Company”) and Peraton, an affiliate of Veritas Capital. In connection with the proposed transaction, the Company filed a definitive proxy statement on April 2, 2021 with the Securities and Exchange Commission (the “SEC”) and intends to file any additional relevant materials with the SEC. Promptly after filing its definitive proxy statement with the SEC, the Company mailed the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. The materials filed and to be filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.perspecta.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they contain important information about the Company and the proposed transaction.

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s definitive proxy statement and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is set forth in the definitive proxy statement relating to the proposed transaction.

Forward-looking statements

All statements and assumptions in this communication that do not directly and exclusively relate to historical facts could be deemed “forward-looking statements.” Forward-looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current intentions, expectations, beliefs or projections, and no assurance can be given that the results described in such statements will be achieved. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction, the prospective performance and outlook of the Company’s business, performance and opportunities, the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction, as well as any assumptions underlying any of the foregoing. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, (i) the ability to obtain the requisite approval from stockholders of the Company; (ii) uncertainties as to the timing of the proposed transaction; (iii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived; (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require the Company to pay a termination fee or other expenses; (vii) the effect of the pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (x) various risks related to health epidemics, pandemics and similar outbreaks, such as the COVID-19 pandemic, which may have material adverse effects on the Company’s business, financial position, results of operations and/or cash flows; (xi) any issue that compromises the Company’s relationships with the U.S. federal government, or any state or local governments, or damages the Company’s professional reputation; (xii) changes in the U.S. federal, state and local governments’ spending and mission priorities that shift expenditures away from agencies or programs that the Company supports; (xiii) any delay in completion of the U.S. federal government’s budget process; (xiv) failure to comply with numerous laws, regulations and rules, including regarding procurement, anti-bribery and organizational conflicts of interest; (xv) failure by the Company or its employees to obtain and maintain necessary security clearances or certifications; (xvi) the Company’s ability to compete effectively in the competitive bidding process and delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by the Company; (xvii) the Company’s ability to accurately estimate or otherwise recover expenses, time and resources for its contracts; (xviii) problems or delays in the development, delivery and transition of new products and services or the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; (xix) failure of third parties to deliver on commitments under contracts with the Company; (xx) misconduct or other improper activities from the Company’s employees or subcontractors; (xxi) delays, terminations, or cancellations of the Company’s major contract awards, including as a result of its competitors protesting such awards; (xxii) failure of the Company’s internal control over financial reporting to detect fraud or other issues; (xxiii) failure or disruptions to the Company’s systems, due to cyber-attack, service interruptions or other security threats; (xxiv) failure to be awarded task orders under the Company’s indefinite delivery/indefinite quantity contracts; (xxv) changes in government procurement, contract or other practices or the adoption by the government of new laws, rules and regulations in a manner adverse to the Company; (xxvi) uncertainty from the expected discontinuance of the London Interbank Offered Rate and transition to any other interest rate benchmark; and (xxvii) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2020, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law.